Exhibit 10.4

合约 Loan Agreement

日期：2020年6月15日

Date: 15th June 2020

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甲方Party A：刘淑华Shu Hua Liu/ 精信集团 Jingxin Group

乙方Party B：黄朝健 Chiu Kin Wong

中国工业投资(国际)有限公司

China Industry Investment (International) Co., Ltd.

甲乙双方按照合作初期商定的相关条款，为支持上市公司并购运作费用达成如下意见，并承诺如下条款。Party A and Party B shall follow the relevant matters agreed in the early stage of the agreement. In order to support the company’s working capital for going public, merger and acquisition, both parties reached the following agreement,

1，	为Summit Networks, Inc.公司的后期运作资金截至2020年6月15日的需要的40万美金，按7：3的比例，甲方出资28万美金，乙方出资12万美金。

Total amount USD 400,000 is needed for the later operational capital of Summit Networks, Inc. up to 15th June 2020. In the ratio of 7:3, Party A shall contribute USD 280,000 and Party B shall contribute USD 120,000.

2，	甲方已出资17.5万美金，并已在Summit Networks, Inc.公司入账，需再出资10.5万美金。乙方需出资12万美金。

Party A has contributed USD 175,000 to the account of Summit Networks Inc. and has the balance of USD 105,000. Party B shall contribute USD 120,000.

3，	没有支付利息要求。

No interest is requested.

甲方Party A:	/s/ Shuhua Liu
Shu Hua Liu

乙方Party B:	/s/ Wong, Chiu Kin
Wong, Chiu Kin